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                                                                  Exhibit (a)(9)

                        DRYDEN SHORT-TERM BOND FUND, INC.

                             ARTICLES SUPPLEMENTARY

                   Increasing and Classifying Authorized Stock

             DRYDEN SHORT-TERM BOND FUND, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

             FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended (the "1940 Act").

             SECOND: The Board of Directors has duly increased the total number of shares of capital stock that the Corporation has authority to issue from 500,000,000 shares of Common Stock, par value $.01 per share, to 593,750,000 shares of Common Stock, par value $.01 per share. The Board of Directors has further classified all of the newly authorized 93,750,000 shares of Common Stock as (i) 62,500,000 shares of Common Stock of a new class of the Dryden Short-Term Corporate Bond Fund series of the Corporation designated as the Class R Common Stock, and (ii) 31,250,000 shares of Common Stock of a new class of the Dryden Ultra Short Bond Fund series of the Corporation designated as the Class R Common Stock.

             THIRD: As of immediately before the increase and classification, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 500,000,000 shares of Common Stock, par value $.01 per share, having an aggregate par value of $5,000,000, classified and designated as follows:

         Dryden Short-Term Corporate Bond Fund

            Class A Common Stock                 62,500,000 shares
            Class B Common Stock                 62,500,000 shares
            Class C Common Stock                 62,500,000 shares
            Class Z Common Stock                 62,500,000 shares

         Dryden Ultra Short Bond Fund

            Class A Common Stock                 31,250,000 shares
            Class B Common Stock                 31,250,000 shares
            Class C Common Stock                 31,250,000 shares
            Class Y Common Stock                125,000,000 shares
            Class Z Common Stock                 31,250,000 shares

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             FOURTH: As of immediately after the increase and classification, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 593,750,000 shares of Common Stock, par value $.01 per share, having an aggregate par value of $5,937,500, classified and designated as follows:

         Dryden Short-Term Corporate Bond Fund

              Class A Common Stock               62,500,000 shares
              Class B Common Stock               62,500,000 shares
              Class C Common Stock               62,500,000 shares
              Class R Common Stock               62,500,000 shares
              Class Z Common Stock               62,500,000 shares

         Dryden Ultra Short Bond Fund

              Class A Common Stock               31,250,000 shares
              Class B Common Stock               31,250,000 shares
              Class C Common Stock               31,250,000 shares
              Class R Common Stock               31,250,000 shares
              Class Y Common Stock              125,000,000 shares
              Class Z Common Stock               31,250,000 shares

             FIFTH: (a) The foregoing does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, as set forth in the Charter, of the classes and series of the capital stock of the Corporation existing before the increase and classification.

             (b) The terms of each newly authorized and classified shares of the Class R Common Stock of the Dryden Short-Term Corporate Bond Fund and Dryden Ultra Short Bond Fund series of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) shall be as set forth in the Charter for the various classes of Common Stock of the Corporation existing before the increase. Pursuant to the Charter, the Board of Directors may establish such fees and sales charges in accordance with the 1940 Act and the applicable rules and regulations of the National Association of Securities Dealers, Inc.

             SIXTH: The foregoing increase and classification has been approved by a majority of the entire Board of Directors pursuant to authority expressly granted to the Board of Directors by Section 2-105(c) of the Maryland General Corporation Law, and in Article V of the Charter of the Corporation.

             SEVENTH: The foregoing articles shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

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             IN WITNESS WHEREOF, DRYDEN SHORT-TERM BOND FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on April 23, 2004.

WITNESS:                                       DRYDEN SHORT-TERM BOND FUND, INC.


/s/ Marguerite E. H. Morrison                  By: /s/ Judy A. Rice
-------------------------------------              -----------------------------
Marguerite E. H. Morrison                          Judy A. Rice, President
Assistant Secretary




             THE UNDERSIGNED, President of DRYDEN SHORT-TERM BOND FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                               By: /s/ Judy A. Rice
                                                   -----------------------------
                                                   Judy A. Rice, President